TRICO MARINE SERVICES, INC.

                      LETTER OF TRANSMITTAL
                               FOR
                        OFFER TO EXCHANGE
               8 1/2% SENIOR NOTES DUE 2005, SERIES F
                       FOR ALL OUTSTANDING
               8 1/2% SENIOR NOTES DUE 2005, SERIES E


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
            ON ____________, 1998, UNLESS EXTENDED BY
      TRICO MARINE SERVICES, INC. (THE "EXPIRATION DATE").

                       THE EXCHANGE AGENT
                   FOR THE EXCHANGE OFFER IS:

            CHASE BANK OF TEXAS NATIONAL ASSOCIATION


       For Delivery by Mail:       For Overnight Delivery
                                           Only:
        Chase Bank of Texas
        National Association        Chase Bank of Texas
      Corporate Trust Services      National Association
           P. O. Box 2320         Corporate Trust Services
      Dallas, Texas 75221-2320     1201 Main Street, 18th
         Attn:  Frank Ivins                Floor
                                    Dallas, Texas 75202
                                     Attn:  Frank Ivins

   By Facsimile Transmission (for eligible institutions only):

                         (214) 672-5746

                       To Confirm Receipt:

                         (214) 672-5125
                               or
                         (800) 275-2048


  (Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service.)

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.


        The undersigned hereby acknowledges receipt and review of the Prospectus dated _______________, 1998 (the "Prospectus"), of Trico Marine Services, Inc., a Delaware corporation (the "Company"), Trico Marine Assets, Inc., a Delaware corporation ("Assets"), and Trico Marine Operators, Inc., a Louisiana corporation ("Operators," and together with Assets, the "Guarantors"), and this Letter of Transmittal (the "Letter of Transmittal"), which together describe the Company's offer (the "Exchange Offer") to exchange its 8 1/2% Senior Notes due 2005, Series F (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 8 1/2% Senior Notes due 2005, Series E (the "Old Notes"). Capitalized terms used but not defined herein have the respective meaning given to them in the Prospectus.

     The Company reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Company shall notify the Exchange Agent and each registered holder of the Old Notes of any extension by oral or written notice prior to 9:00 a.m., New York
City time, on the next business day after the previously scheduled Expiration Date.

     This Letter of Transmittal is to be used by a holder of Old Notes if original Old Notes, if available, are to be forwarded herewith. An Agent's Message (as defined in the next sentence) is to be used if delivery of Old Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer -- Terms of the Exchange Offer -- Procedures for Tendering Old Notes." The term "Agent's Message" means a message, transmitted by the Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of the confirmation of a book-entry transfer ("Book-Entry
Confirmation"), which states that the Book-Entry Transfer
Facility has received an express acknowledgment from a participant tendering Old Notes which are the subject of such Book-Entry Confirmation and that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. Holders of Old Notes whose Old Notes are not immediately available, or who are unable to deliver their Old
Notes and all other documents required by this Letter of Transmittal to the Exchange Agent on or prior to the Expiration
Date, or who are unable to complete the procedure for book-entry transfer on a timely basis, must tender their Old Notes according to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Terms of the Exchange
Offer -- Guaranteed Delivery Procedures." See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

   The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Old Notes must complete this Letter of Transmittal in its entirety.

   PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

   THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.




     List below the Old Notes to which this Letter of Transmittal relates. If the space below is inadequate, list the registered numbers and principal amount on a separate signed schedule and affix the list to this Letter of Transmittal.


                  DESCRIPTION OF OLD NOTES TENDERED

Name(s) and Address(es) of Registered
Owner(s) as (it/they) appear(s) on
the 8 1/2% Senior Notes due 2005,
Series E

                                  Certificate   Aggregate   Principal
                                                Principal
                                   Numbers       Amount       Amount
                                   of Old      Represented   Tendered
                                   Notes*        by Old
                                                 Notes









                                             Total Principal **
                                             Amount of Old
                                             Notes Tendered

(If additional space is required, attach a continuation sheet in substantially the above form.)

  *  Need not be completed by book-entry holders.
  ** Unless otherwise indicated, any tendering holder of Old Notes will be deemed to have tendered the entire aggregate principal amount represented by such Old Notes. All tenders must be in integral multiples of $1,000.


                          METHOD OF DELIVERY

         Check here if tendered Old Notes are enclosed herewith.

         Check here if tendered Old Notes are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with a Book-Entry Transfer Facility and complete the following:

         Name of Tendering Institution:
         Account Number:
         Transaction Code Number:

Check here if tendered Old Notes are being delivered pursuant to a Notice of Guaranteed Delivery and complete the following:

         Name(s) of Registered Holder(s):

         Date of Execution of Notice of Guaranteed Delivery:
         Window Ticket Number (if available):
         Name of Eligible Institution that guaranteed delivery:

         Account Number (If delivered by book-entry transfer):



                      SIGNATURES MUST BE PROVIDED BELOW
             PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

    1. The undersigned hereby tenders to the Company the Old Notes described above pursuant to the Company's offer of $1,000 principal amount of registered New Notes, in exchange for each $1,000 principal amount of the Old Notes, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged, and this Letter of Transmittal.

    2. The undersigned hereby represents and warrants that it has full authority to tender, exchange, assign and transfer the Old Notes described above. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of Old Notes.

    3. The undersigned understands that the tender of the Old Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Company as to the terms and conditions set forth in the Prospectus.

    4. The undersigned acknowledge(s) that this Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corporation, SEC No-Action (available April 13,
1989), Morgan Stanley & Co. Inc., SEC No-Action Letter (available June 5, 1991) (the "Morgan Stanley Letter") and Mary Kay Cosmetics, Inc., SEC No-Action Letter (available June 5, 1991), that the New Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than a broker-dealer who purchased Old Notes exchanged for such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act and any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any person to participate in, the distribution of such New Notes.

   5.Unless the box under the heading "Special Registration
Instructions" is checked, the undersigned hereby represents and warrants that:

    (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the holder;

   (ii) the holder is not engaging in and does not intend to engage in a distribution of such New Notes;

  (iii) the holder does not have an arrangement or understanding with any person to participate in the distribution of such New Notes; and

   (iv) the holder is not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Company.

    6.The undersigned may, if, and only if, unable to make all of the representations and warranties contained in Item 5 above, elect to have its Old Notes registered in the shelf registration statement described in the registration rights agreement (the "Registration Rights Agreement"), dated as of December 24, 1997, among the Company, the Guarantors and the Initial Purchasers.
Such election may be made by checking the box under "Special Registration Instructions" on page 6. By making such election, the undersigned agrees, as a holder of Transfer Restricted
Securities participating in a shelf registration, to indemnify and hold harmless the Company, each of the Guarantors and each person, if any, who controls the Company or any of the Guarantors within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended
(the "Exchange Act"), and each of their respective officers, directors, employees, partners, representatives and agents from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange
Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration
Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provision of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

     7.If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of New Notes. If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a broker-dealer and Old Notes held for its own account were not acquired as a result of market-making or other trading activities, such Old Notes cannot be exchanged pursuant to the Exchange Offer.

   8.Any obligation of the undersigned hereunder shall be binding upon the successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives of the undersigned.

      9.Unless otherwise indicated herein under "Special Issuance
Instructions," please issue the certificates for the New Notes in the name of the undersigned.